Exhibit 23.4

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
        --------------------------------------------------------


We consent to the use, in the registration statement on Form SB-2/A, Amendment No. 2 of IVPSA Corporation (A Development Stage Company), of our report dated February 21, 2008 on our audit of the restated financial statements of IVPSA Corporation (A Development Stage Company) as of August 31, 2007 and August 31, 2006, and the restated related statements of operations, stockholders' equity and cash flows for the years ended August 31, 2007 and August 31, 2006 and for the period from the date of inception (August 14, 2006) through August 31, 2007, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    February 21, 2008


            2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                    (702)253-7499 Fax (702)253-7501

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